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                                                                   EXHIBIT 99d-1


                              MANAGEMENT AGREEMENT

                                     BETWEEN

                         SCOUT INVESTMENT ADVISORS, INC.

                                       AND

                           UMB SCOUT STOCK FUND, INC.

                     (ON BEHALF OF UMB SCOUT STOCK FUND AND
                          UMB SCOUT STOCK SELECT FUND)

                  THIS AGREEMENT, made and entered into as of the 12th day of May, 2001, by and between UMB Scout Stock Fund, Inc., a Maryland corporation (the "Corporation") on behalf of its UMB Scout Stock Fund and UMB Scout Stock Select Fund series (the "Funds"), and Scout Investment Advisors, Inc., a Missouri corporation (the "Manager"), and which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

                  WHEREAS the Corporation was founded for the purpose of engaging in the business of investing and reinvesting its property and assets and to operate as an open-end, management investment company, as defined in the Investment Company Act of 1940, as amended (the "Act"), under which it is registered with the Securities and Exchange Commission, and

                  WHEREAS the Manager was organized for the purpose of acting as the successor to UMB Bank, n.a., to be engaged in the business of supplying investment advice and management services to registered investment companies within the UMB Scout Funds group, as an independent contractor, and

                  WHEREAS the Corporation and the Manager desire to enter into a contractual arrangement whereby the Manager provides investment advice and management services to the Funds, for a fee,

                  NOW THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed and contracted by and between the parties hereto that:

                  1. The Corporation hereby employs the Manager, for the period set forth in Paragraph 6 hereof, and on the terms set forth herein, to render investment advice and management service to the Funds, subject to the supervision and direction of the Board of Directors of the Corporation. The Manager hereby accepts such employment and agrees, during such period, to render the services and assume the obligations herein set forth, for the compensation herein provided. The Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Corporation in any way, or in any other way be deemed an agent of the Corporation.


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                  The Manager shall furnish the Funds with investment management and administrative services. Investment management shall include analysis, research and portfolio recommendations consistent with the Funds' objectives and policies. Administrative services shall include the services and compensation of such members of the Manager's organization as shall be duly elected officers and/or Directors of the Corporation and such other personnel as shall be necessary to carry out its normal operations; fees of the independent Directors, the custodian, the independent public accountant and legal counsel (but not legal and audit fees and other costs in contemplation of or arising out of litigation or administrative actions to which the Corporation, its officers or Directors are a party or incurred in anticipation of becoming a party); rent;
the cost of a transfer and dividend disbursing agent or similar in-house services; bookkeeping; accounting; and all other clerical and administrative functions as may be reasonable and necessary to maintain the Corporation's records and for it to operate as an open-end management investment company. Exclusive of the management fee, the Corporation shall bear the cost of any interest, taxes, dues, fees and other charges of governments and their agencies, including the cost of qualifying its shares for sale in any jurisdiction, brokerage commissions or any other expenses incurred by it which are not assumed herein by the Manager.

                  All property, equipment and information used by the Manager in the management and administration of the Corporation, on behalf of the Funds, shall belong to the Manager. Should the management and administrative relationship between the Corporation and the Manager terminate, the Corporation shall be entitled to, and the Manager shall provide the Corporation, a copy of all information and records in the Manager's file necessary for the Corporation to continue its functions, which shall include computer systems and programs in use as of the date of such termination; but nothing herein shall prohibit thereafter the use of such information, systems or programs by the Manager, so long as such does not unfairly interfere with the continued operation of the Corporation.

                  2. As compensation for the services to be rendered to the Corporation and the Funds by the Manager under the provisions of this Agreement, the Corporation agrees to pay from the assets of each Fund semimonthly to the Manager an annual fee based on the average total net assets of the Fund computed daily in accordance with the Corporation's Articles of Incorporation and By-Laws as follows:

                  a. Eighty five one-hundredths of one percent (0.85%) of the average total net assets of each Fund.

                  b. Should the Funds' normal operating expenses exclusive of taxes, interest, brokerage commission and extraordinary costs exceed limits established by any law, rule or regulation of any jurisdiction in which the Funds' shares are registered for sale, the Manager shall reimburse the Funds in the amount of the excess.

                  3. It is understood and agreed that the services to be rendered by the Manager to the Corporation under the provisions of this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.


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                  4. It is understood and agreed that the Directors, officers, agents, employees and shareholders of the Corporation may be interested in the Manager as owners, employees, agents or otherwise, and that owners, employees and agents of the Manager may be interested in the Corporation as shareholders or otherwise. It is understood and agreed that shareholders, officers, Directors and other personnel of the Manager are and may continue to be officers and Directors of the Corporation, but that they receive no remuneration from the Corporation solely for acting in those capacities.

                  5. This Agreement shall become effective as to each Fund on May 12, 2001, provided it is approved by the Corporation's Board of Directors. It shall remain in force for each Fund for an initial period of two years, and thereafter may be renewed for successive periods not exceeding one year only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund as prescribed by the Act, and only if the terms and the renewal of this Agreement have been approved by a vote of a majority of the Directors of the Corporation including a majority of the Directors who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. No amendment to this Agreement shall be effective as to a Fund unless the terms thereof have been approved by the vote of a majority of outstanding voting securities of the affected Fund as prescribed by the Act (unless shareholder approval of the amendment would not be required consistent with U.S. Securities and Exchange Commission interpretations of Section 15 of the Act), and by vote of a majority of the Directors of the Corporation who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. It shall be the duty of the Board of Directors of the Corporation to request and evaluate, and the duty of the Manager to furnish, such information as may reasonably be necessary to evaluate the terms of this Agreement and any amendment thereto.

                  6. This Agreement may be terminated at any time as to a Fund, without the payment of any penalty, by the Board of Directors of the Corporation, or by the vote of a majority of the outstanding voting securities of that Fund as prescribed by the Act on not more than sixty (60) days written notice to the Manager, and it may be terminated by the Manager upon not less than sixty (60) days written notice to the Corporation. It shall terminate automatically in the event of its assignment by either party unless the parties hereby, by agreement, obtain an exemption from the U.S. Securities and Exchange Commission from the provisions of the Act pertaining to the subject matter of this paragraph. Any notice, request or instruction provided for herein, or for the giving of which, the occasion may arise hereunder, shall be deemed duly given, if in writing and mailed by registered mail, postage prepaid, addressed to the regular executive office of the Corporation or the Manager, as the case may be. As used in this Agreement, the terms "assignment," "a majority of the outstanding voting securities" and "interested persons" shall have the same meaning as similar terms contained in the Act.

                  7. The Manager shall not be liable for any error in judgment or mistake at law for any loss suffered by the Corporation or Funds in connection with any matters to which this Agreement relates, except that nothing herein contained shall be construed to protect the Manager against any liability by reason of willful misfeasance, bad faith or gross negligence in


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the performance of duties or by reckless disregard of its obligations or duties under this Agreement.

                                         UMB SCOUT STOCK FUND, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

ATTEST:
       --------------------------
Name:

Title:

[SEAL]

                                         SCOUT INVESTMENT ADVISORS, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:



ATTEST:
       --------------------------

Name:

Title:

[SEAL]



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